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                                  POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director and/or officer of DRESSER INDUSTRIES, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints REBECCA R. MORRIS and ALICE (ANDE) HINDS and each or either of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (the "Commission") Registration Statement or Registration Statements on Form S-8 and post-effective amendments to Registration Statements on Form S-8, relating to the registration of participations in, and shares and related derivative securities of, Dresser Industries, Inc. Common Stock, par value $0.25, to be issued pursuant to the Dresser Industries, Inc. Stock Purchase Plan and the Dresser Industries, Inc. Deferred Compensation Plan for Non-Employee Directors and any subsequent post-effective amendments thereto with all exhibits and any and all documents required to be filed with respect thereto. The undersigned further authorizes the attorneys-in-fact and agents to prepare for distribution one or more Prospectuses in conformity with the provisions of the Securities Act of 1933, as amended, and in connection with the Registration Statement or Registration Statements hereby authorized to file with the Commission, granting unto said attorneys-in-fact and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each or either of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned Director and/or officer of the Company has hereunto set his hand this 18th day of September, 1998.


                                             /s/ George H. Juetten
                                             ---------------------------------
                                             George H. Juetten
                                             Sr. Vice President and Chief
                                             Financial Officer